EMPLOYMENT AGREEMENT

THIS AGREEMENT made effective the 20th day of December, 2011.

BETWEEN:

HARMONIC ENERGY INC. of 207 Regent Street, London, UK, W1B 3HH

(the "Employer")

AND:

JAMIE MANN, of Lower Ground Floor, 37 Brunswick Square, Hove, East

Sussex, BN3 1ED, U.K.

(the "Employee")

The Employer hereby appoints the Employee to the position of Director and Chief Executive Officer (here in after referred to as "CEO") of the Employer upon the following terms and conditions which the Employee hereby accepts.

ARTICLE 1

1.1 Scope of Employment

Subject only to the authority and direction of the Board of Directors of the Employer (the "Board"), the Employee shall serve the Employer and shall pe1form on behalf of the Employer, and/or subsidiaries of the Employer, such reasonable duties consistent with the position of CEO as may from time to time be required or authorized by the Board, which duties, without restricting the generality of the foregoing, shall include:

(a) the development direction, co-ordination and monitoring of the fundamental policies., strategic goals, priorities and targets of the Employer and its subsidiaries in keeping with their corporate objectives including management and supervision over and director of the operations of the Employer and its subsidiaries and all officers and other Employees of the Employer and its subsidiaries. The Employee shall have responsibility for and authority to conduct the day-to-day operations of the Employer and its subsidiaries;

(b) general administration;

(c) overseeing accounting and personal management for the Employer and its subsidiaries;

(d) fundraising; and

(e) generally using his best efforts to promote the interests and goodwill of the Employer's business.

The Employee shall also have such powers as may be usually exercised by a CEO and such further powers as may from time to time be conferred upon or assigned to him by the Board. These duties and responsibilities may be varied by the Board from time to time.

1.2 Place of Employment

The Employee shall serve the Employer at offices to be established by the Employer in the City of Vancouver. In addition, the Employer' current sphere of operations includes travel in his service to the Employer.

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1.3 Term of Employment

The Employer agrees to employ the Employee for a term of 1 year from the effective date of this Agreement, subject to earlier termination as hereinafter provided.

1.4 Remuneration

(a) Base Salary

(i)	Commencement of Payment of Base Salary

The payment of base salary by the Employer to the Employee for his services hereunder shall commence on 20"d of December, 2011.

(ii)	Base Salary

The annual base salary payable to the Employee for his services during the first year of this Agreement shall be $60,000, exclusive of bonuses. benefit and other compensation and shall be payable in equal monthly installments of $5,000 on the last day of each month throughout the term hereof, or in such other manner as may be mutually agreed upon, less any deductions or withholdings required by law.

(iii)	Annual Review of Base Salary

The annual base salary payable to the Employee hereunder shall be subject to annual review without any obligation on the part of the Employer to increase the salary beyond that stated herein.

1.5 Vacation

The Employee shall be entitled to annual vacation time of 4 weeks at a time or times to be approved by the Board.

1.6 Reimbursement of Expenses

The Employee shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Employee from time to time in connection with carrying out his duties hereunder. For all such expenses the Employee shall furnish to the Employer originals of all invoices or statements in respect of which the Employee seeks reimbursement.

1.7 Election to Board

The Employer shall propose the Employee for election to the Board at the time of the next annual general meeting of shareholders of the Employer.

ARTICLE 2

2.1 Confidentially

All trade secrets, research data, engineering reports, as ay and geological reports data and information, inventions, developments and confidential information concerning past, present, future and contemplated products, services, operations, procedures, processes, skills, methods of doing business, marketing techniques, clients. customers or suppliers of the Employer (including trade secrets and confidential information discovered or developed by the Employee or discovered or developed by others and used by or disclosed to the Employee) which the Employee may acquire which are not in the public domain shall, during the continuance of ills employment by the Employer and at all times thereafter and for all pw-poses be held by the Employee in a fiduciary capacity and solely for the benefit of the Employer and shall not during the continuance of his employment or at any time thereafter be used by the Employee for any purpose other than for the benefit of the Employer or be divulged or communicated verbally, in writing or otherwise to any party.

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2.2 Other Interests

The Employee shall well and faithfully serve the Employer and devote substantially the whole of his time and attention during business hours to the business of the Employer, and shall not. without the con, ent in wtiting of the Employer, such consent not to be unreasonably withheld, engage in nay other business, occupation, or charitable organization. or become a director, manager or agent of any other company, firm. joint venture or individual, and particularly but not so as to restrict the generality of the foregoing, the Employee shall not directly or indirectly engage in or be concerned in or interested in any other business of any kind which may interfere with, restrict or conflict with his duties hereunder.

The Employer specifically acknowledges and consent to the Employee becoming a member of the board of directors of Kauai Industries Inc and such other reasonable number of boards of directors, provided that such board memberships to not interfere or conflict with the Employee's responsibilities hereunder.

2.3 Carrying out Duties

The Employee shall obey and carry out all lawful orders given to him by the board of directors of the Employer and to carry out his duties and responsibilities to the Employer faithfully and diligently and to cause the business of the Employer that is committee to his direction or control to be conducted reasonably in accordance with the Employer's policies applicable from time to time.

2.4 Property of Employer

All files, forms, brochures. reports, data, books, material , written correspondence, memoranda. documents. manuals. computer disks, software product , client and customer lists and lists of suppliers, products and prices that may come into the possession or control of the Employee are now and shall forever remain the property of the Employer. The Employee shall not, either during his term of employment or thereafter, make for his personal or business use, or that of any party, reproductions or copies of any such property or furnish to any individual, firm or corporation any information of any kind or nature pertaining to his employment by the Employer or to the busi.ne s of the Employer.

2.5 Survival of Covenants

All covenants of the Employee contained in this Agreement shall survive the termination of this Agreement and the termination of the Employee's employment.

ARTICLE 3

3.1 Termination at Instance of Employer for Cause

The Employer may terminate the Employee's employment before the expiry of the term of this Agreement for cause, which cause, without limiting the generality of the foregoing, shall include:

(a) the Employee's failure or refusal to comply with the instructions of the board of directors with the policies, standards and regulations from time to time established by the Employer:

(b) the Employee's fraud, dishonesty or other misconduct in the perfom1ance of services rendered or duties performed on behalf of the Employer or if the Employee is convicted of a criminal offence involving fraud or dishonesty;

(c) the Employee' failure or refusal to faithfully or diligently perform any provision of this Agreement or the usual customary duties of his employment in a competent manner; or

(d) if in the reasonable opinion of the Employer the Employee's use of alcohol or drugs impairs his ability to carry out his duties.

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If the Employee's employment is terminated for cause at any time, the Employee shall receive no pay in lieu of notice.

3.2 Termination at Instance of Employer without Cause

(a) Probationary Period

If the Employee's employment is terminated without cause during the initial six months of this Agreement the Employee hall receive 3 month 'pay in lieu of notice.

(b) After Probationary Period

If the Employee's employment is terminated without cause after the initial 6 months of this Agreement, the Employee shall receive 3 months' pay in lieu of notice.

(c) Constructive Dismissal

Termination without cause as set out in this part shall include the constructive dismissal of the Employee without ca use, which shall mean:

(i) a material adverse change in the duties or responsibility of the Employee, imposed unilaterally by the Board , such that the Employee's level of seniority with the Employer is materially diminished without cause;

(ii) a reduction in the then current salary paid to the Employee by the Employer without cause, which continues for a period of time longer tl1an 3 montl1s: or

(iii) a material reduction in the benefits and prerequisites received by the Employee from tl1e Employer without cause, which continues for a period of greater than 3 months.

(d) Termination on Death or Disability

In the event that tl1e Employee dies during the term of this Agreement, the terms of this Agreement relating to termination without cause shall apply except that the Employee shall not receive pay in lieu of notice.

In the event that sickness, accident or disability afflict and prevent the Employee from continuing active full time conduct of the duties of the Employee pursuant to the terms of this Agreement, the terms of this Agreement relating to termination without cause shall apply.

3.3 Termination at Instance of Employee

The Employee may terminate this Agreement upon 30 days' notice to the Employer. No severance amount shall be paid in the event that the Employee tem1inates this Agreement.

3.4 Actions upon Termination

Immediately upon termination of his employment tl1e Employee shall:

(a) promptly return all property, documentation and information of the Employer referred to herein;

(b) not solicit, encourage or suggest to any shareholder, Employee or agent of the Employer that such shareholder, Employee or agent or any of them leave the employ of tl1e Employer or cease to act as its agent:

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provided, however, that in the event that any portion of the foregoing covenant or the application thereto to any circumstance shall be held to be invalid or unenforceable to any extent the remainder of the covenantor its application to any circumstances other than that to which it has been held to be invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law, it being the intent of this provision that if the foregoing covenant is found to be unreasonable to any extent by court of competent jurisdiction adjudication upon the validity of the covenant, whether as to the scope of the restriction, the area of the restriction or the duration of the restriction, then such restriction shall be reduced to that which is in fact declared reasonable by such court, or a subsequent court of competent jurisdiction, requested to make such a declaration.

ARTICLE4

4.1 Assistance in Litigation

The Employee hall, upon reasonable notice from the Employer, fw1lish such information and proper assistance to the Employer as may reasonable by required by the Employer in connection with any litigation in which it or any of its subsidiaries or affiliates is or may be a party both during and after termination of this Agreement

4.2 Assignment

This Agreement shall not be as assignable by either of the parties hereto without the express written consent of the other.

4.3 Governing Law and Submission to Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the London, England and the parties hereto hereby submit to the jurisdiction of the Courts in the London, England.

4.4 Unenforceable Terms

If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent the remainder of this Agreement or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remai1ling term, covenant or condition of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

4.5 Entire Agreement

This Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether verbal or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

4.6 No Waiver

No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such part y hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, ball not constitute a waiver by such party of its rights hereunder.

4.7 Headings

The headings in this Agreement have been inserted for reference and as a matter of conve1lience only and in no way define, limit or enlarge the cope or meaning of this Agreement or any provision hereof

4.8 Singular, Plural and Gender

Wherever the singular, plural, masculine or feminine is used throughout this Agreement the same shall be construed as meaning the plural, the singular, the masculine, the feminine, the neuter, the body politic or body corporate where the fact or context so requires.

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4.9 Enurement

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the Employer has hereunto affixed its corporate seal duly attested to by the hands of its property authorized officers in that behalf and the Employee has executed this Agreement all effectively the day and year first above written.

HARMONIC ENERGY, INC.

Per: /s/ Jamie Mann

Authorized Signatory

SIGNED, SEALED & DELIVERED

by Jamie Mann in the presence of:

/s/ Hiroyasu Tanaka

Signature of Witness

Hiroyasu Tanaka

Name of Witness

#101-2-7-13 Sendagaya, Shi

Address of Witness

Tokyo, Japan TO 151-0051

Vice President of Harmonic Energy, Inc.

Occupation of Witness

/s/ Jamie Mann HARMONIC ENERGY INC.

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